Exhibit 5

                                                                     Law Offices
                                         Wolf, Block, Schorr and Solis-Cohen LLP
                                                  Twelfth Floor Packard Building
                                                           111 South 15th Street
                                                        Philadelphia, PA   19102
                                                                  (215) 977-2700
                                                         Facsimile (215-977-2334

                                                   February 11, 1999



Progress Financial Corporation
Four Sentry Parkway
Suite 200
Blue Bell, Pennsylvania  19422

                  RE:      Progress Financial Corporation
                           Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

                  As counsel to Progress Financial Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 77,500 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), that may be issued under the Company's Restricted Stock Award Plan (the "Plan").

                  In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuances of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

                  We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                        Very truly yours,

                         /s/ Wolf, Block, Schorr and Solis-Cohen LLP

                           WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP